Exhibit 3.01

AMENDED AND RESTATED
BYLAWS

OF

GAMING PARTNERS
INTERNATIONAL CORPORATION,

a Nevada corporation

Amended and Restated
as of December 27, 2007

i

ARTICLE V	CAPITAL STOCK	12

5.1.	ISSUANCE	12
5.2.	STOCK CERTIFICATES AND UNCERTIFICATED SHARES	12
5.3.	SURRENDERED; LOST OR DESTROYED CERTIFICATES	13
5.4.	REPLACEMENT CERTIFICATE	13
5.5.	TRANSFER OF SHARES	13
5.6.	TRANSFER AGENT; REGISTRARS	14
5.7.	MISCELLANEOUS	14
5.8.	RECORD DATE	14
5.9.	REGISTERED OWNER	15

ARTICLE VI	GENERAL PROVISIONS	15

6.1.	REGISTERED OFFICE	15
6.2.	DISTRIBUTION	15
6.3.	RESERVES	15
6.4.	CHECKS; NOTE	15
6.5.	FISCAL YEAR	15
6.6.	CORPORATE SEAL	15

ARTICLE VII	INDEMNIFICATION	16

7.1.	INDEMNIFICATION OF OFFICERS AND DIRECTORS, EMPLOYEES AND OTHER PERSONS	16
7.2.	INSURANCE	16
7.3.	FURTHER BYLAWS	16

ARTICLE VIII	AMENDMENTS	16

8.1.	AMENDMENTS BY STOCKHOLDERS	16
8.2.	AMENDMENTS BY BOARD OF DIRECTORS	17

ARTICLE IX	ELECTION NO TO BE GOVERNED BY NRS 78.378 TO 78.3793, INCLUSIVE	17

ii

AMENDED AND RESTATED
BYLAWS
OF
GAMING PARTNERS INTERNATIONAL CORPORATION,
a Nevada Corporation

ARTICLE I

STOCKHOLDERS

1.1.                              ANNUAL MEETING

Annual meetings of stockholders shall be held at such date and time as may be set by the Board of Directors from time to time, at which the stockholders shall elect by vote a Board of Directors and transact such other business as may properly be brought before the meeting.

1.2.                              SPECIAL MEETINGS

Special meetings of stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called only by the Chairman of the Board of Directors, the President or by resolution of the Board of Directors.  Such request shall state the purpose of the proposed meeting.  Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

1.3.                              PLACE OF MEETINGS

Every meeting of stockholders may be held at such place within or without the State of Nevada, including France or any other foreign country, as may be designated by resolution of the Board of Directors from time to time.  Stockholders may participate in a meeting of the stockholders by means of telephone conference or similar method of communication where everyone can hear each other.

1.4.                              QUORUM; ADJOURNED MEETINGS

The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, or if a quorum is present or represented but the voting power necessary to approve a matter for which the meeting has been noticed has not yet been obtained, the person presiding over the meeting or a majority of the Board of Directors shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented or until the voting power necessary to approve a matter for which the meeting has been noticed has been obtained.  At such reconvened meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

1.5.                              VOTING

Each stockholder of record of the corporation holding stock which is entitled to vote at a meeting of stockholders shall be entitled to one vote for each share of stock standing in his name on the books of the corporation which has voting power upon the matter in question.

At any meeting of stockholders, all matters (a) except as otherwise provided by (i) the Articles of Incorporation, (ii) the Bylaws, (iii) the rules and regulations of any stock exchange applicable to the corporation, (iv) any laws, rules or regulations applicable to the corporation or its securities, or (b) other than for the election of directors, shall be approved if the number of votes cast in favor of the matter exceeds the number of votes cast in opposition to the matter.  At all meetings of stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect a director.

1.6.                              PROXIES

Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy but no such proxy shall be voted upon after six months from its date, unless the proxy provides for a longer period, not to exceed seven years.  A proxy shall be irrevocable if it states that it is irrevocable and if, any only so long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A stockholder may revoke any proxy that is not irrevocable by delivering to the Secretary a revocation of the proxy, by delivering a new proxy to the Secretary bearing a later date, or by attending the meeting and voting the stockholder’s shares in person.  In determining the right to vote shares of the corporation pursuant to Section 1.5 or otherwise, the corporation may rely on any instruments or statements presented to it, provided that the corporation has the right, but not the obligation, to require and review such proof of ownership and voting rights as it determines in good faith.  The corporation is entitled to reject a vote, consent, waiver, or proxy appointment if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the stockholder.  All decisions of the corporation shall be valid and binding unless and until a court of competent jurisdiction determines otherwise.

1.7.                              ACTION WITHOUT MEETING

Any action which may be taken by the vote of the stockholders at a meeting may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power, unless the provisions of the statutes or of the Articles of Incorporation require a greater proportion of voting power to authorize such action in which case such greater proportion of written consents shall be required.

1.8.                              CONDUCT OF MEETINGS; ORGANIZATION; DIRECTOR NOMINATIONS AND OTHER STOCKHOLDER PROPOSALS

(a)           The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate.  At each meeting of stockholders, the Chairman, or if there is no Chairman or if there is one and the Chairman is absent, the Chief Executive Officer, or in the absence of the Chief Executive Officer, the President, or in the absence of the President, any officer of the Company designated by the Board of Directors, shall preside over the meeting.  Except to the extent inconsistent with such rules and regulations as are adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such person, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding officer of the meeting, may include, without limitation, the following:  (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting applicable to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the person presiding over the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants.  The presiding officer at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding officer should so determine, such person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered.  Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.  The Secretary, or in his or her absence, one of the Assistant Secretaries, shall act as secretary of the meeting.  In case none of the officers above designated to act as the person presiding over the meeting or as secretary of the meeting, respectively, shall be present, a person presiding over the meeting or a secretary of the meeting, as the case may be, shall be designated by the Board of Directors.

(b)           Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors.  Nominations of persons for election to the Board of Directors may be made at an annual meeting or special meeting of stockholders only (i) by or at the direction of the Board of Directors, (ii) by any nominating committee designated by the Board of Directors or (iii) by any stockholder of the corporation who was a stockholder of record of the corporation at the time the notice provided for in this Section 1.8 is delivered to the Secretary, who is entitled to vote for the election of Directors at the meeting and who complies with the applicable provisions of Section 1.8(d) hereof (persons nominated in accordance with (iii) above are referred to herein as “Stockholder Nominees”).  In addition, stockholders may only nominate persons for election to the Board of Directors at a special meeting if the special meeting was called by the corporation for the purpose of electing one or more directors.

(c)           At any annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting of stockholders, (i) business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the meeting by a stockholder who was a stockholder of record of the corporation at the time the notice provided for in this Section 1.8 is delivered to the Secretary, who is entitled to vote at the meeting and who complies with the applicable provisions of Section 1.8(d) hereof (business brought before the meeting in accordance with this clause (iii) is referred to as “Stockholder Business”).

(d)           At any annual or special meeting of stockholders (i) all nominations of Stockholder Nominees must be made by timely written notice given by or on behalf of a stockholder of record of the corporation (the “Notice of Nomination”) and (ii) all proposals of Stockholder Business must be made by timely written notice given by or on behalf of a stockholder of record of the corporation (the “Notice of Business”).  To be timely, the Notice of Nomination or the Notice of Business, as the case may be, must be delivered personally to, or mailed to, and received at the corporate headquarters of the corporation, addressed to the attention of the Secretary, (i) in the case of the nomination of a person for election to the Board of Directors, or business to be conducted, at an annual meeting of stockholders, not less than ninety (90) days nor more an one hundred and twenty (120) days prior to the first anniversary of the date of the prior year’s annual meeting of stockholders or (ii) in the case of the nomination of a person for election to the Board of Directors at a special meeting of stockholders, no earlier than one hundred and twenty (120) days prior to and no less than the later of (a) ninety (90) days prior to such special meeting or (b) the tenth day following the day on which the notice of such special meeting was made by mail or Public Disclosure (as defined below); provided, however, that in the event that either (i) the annual meeting of stockholders is advanced by more than thirty (30) days, or delayed by more than seventy (70) days, from the first anniversary of the prior year’s annual meeting of stockholders, or (ii) no annual meeting was held during the prior year, notice by the stockholder to be timely must be received (i) no earlier than one hundred and twenty (120) days prior to such annual meeting, and (ii) no later than the later of ninety (90) days prior to such annual meeting or ten (10) days following the day the notice of such annual meeting was made by mail or Public Disclosure, regardless of any postponement, deferral or adjournment of the meeting to a later date. In no event shall the Public Disclosure of an adjournment or postponement of an annual or special meeting commence a new time period (or extend any time period) for the giving of the Notice of Nomination or Notice of Business, as applicable.

Notwithstanding anything in the immediately preceding paragraph to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a Notice of Nomination shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered at the corporate headquarters of the corporation, addressed to the attention of the Secretary, not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.

The Notice of Nomination shall set forth (i) the name and record address of the stockholder and/or beneficial owner proposing to make nominations, as they appear on the corporation’s books, (ii) the class and number of shares of stock held of record and beneficially by such stockholder and/or such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such nomination, (iv) all information regarding each stockholder nominee that would be required to be set forth in a definitive proxy statement filed with the Securities and Exchange Commission pursuant to Section 14 of the Exchange Act, and the written consent of each such stockholder nominee to being named in a proxy statement as a nominee and to serve if elected and (v) all other information that would be required to be filed with the Securities and Exchange Commission if the person proposing such nominations were a participant in a solicitation subject to Section 14 of the Exchange Act.  The corporation may require any stockholder nominee to furnish such other information as it may reasonably require to determine the eligibility of such stockholder nominee to serve as a Director of the corporation.  The person presiding over the meeting shall, if the facts warrant, determine and declare to the meeting that any proposed nomination of a Stockholder Nominee was not made in accordance with the foregoing procedures and, if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

The Notice of Business shall set forth (i) the name and record address of the stockholder and/or beneficial owner proposing such Stockholder Business, as they appear on the corporation’s books, (ii) the class and number of shares of stock held of record and beneficially by such stockholder and/or such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such business, (iv) a brief description of the Stockholder Business desired to be brought before the annual meeting, the text of the proposal (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment, and the reasons for conducting such Stockholder Business at the annual meeting, (v) any material interest of the stockholder and/or beneficial owner in such Stockholder Business and (vi) all other information that would be required to be filed with the Securities and Exchange Commission if the person proposing such Stockholder Business were a participant in a solicitation subject to Section 14 of the Exchange Act.  Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting of stockholders except in accordance with the procedures set forth in this Section 1.8; provided, however, that nothing in this Section 1.8(d) shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedure.  Nevertheless, it is understood that Stockholder Business may be excluded if the exclusion of such Stockholder Business is permitted by the applicable regulations of the Securities and Exchange Commission.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting.  The person presiding over the meeting shall, if the facts warrant, determine and declare to the meeting, that business was not properly brought before the meeting in accordance with the foregoing procedures and, if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Notwithstanding the foregoing provisions of this Section 1.8, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders to present the Stockholder Nomination or the Stockholder Business, as applicable, such nomination shall be disregarded and such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation.

For purposes of this Section 1.8, “Public Disclosure” shall be deemed to be first made when disclosure of such date of the annual or special meeting of stockholders, as the case may be, is first made in a press release reported by the Dow Jones News Services, Associated Press, Reuters, PR Newswire or comparable national news service, or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

Notwithstanding the foregoing, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.8.  Nothing in this Section 1.8 shall be deemed to affect any rights of the holders of any series of preferred stock of the corporation pursuant to any applicable provision of the Certificate of Incorporation.

(e)           Order of Business.  The order of business at all meetings of stockholders shall be as determined by the person presiding over the meeting.

ARTICLE II

DIRECTORS

2.1.                              MANAGEMENT OF CORPORATION

The business of the corporation shall be managed by its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

2.2.                              NUMBER, TENURE, AND QUALIFICATIONS

The number of directors which shall constitute the whole Board of Directors shall be seven subject to variation as described below.  The number of directors may from time to time be increased or decreased to not less than one or more than fifteen by action of the Board of Directors.  The directors shall be elected at the annual meeting of the stockholders and, except as provided in Section 3 of this Article, each director elected shall hold office until his successor is elected and qualified.  Directors need not be stockholders.

2.3.                              VACANCIES; REMOVAL

Vacancies in the Board of Directors including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or a special meeting of the stockholders.  The holders of no less than two-thirds (2/3rds) of the outstanding shares of stock entitled to vote may at any time peremptorily terminate the term of office of all or any of the directors by vote at a meeting called for such purpose or by a written consent filed with the Secretary or, in the Secretary’s absence, with any other officer.  Such removal shall be effective immediately, even if successors are not elected simultaneously.

A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any directors, or if the authorized number of directors be increased, or if the stockholders fail at any annual or special meeting of stockholders at which any director or directors are elected to elect the full authorized number of directors to be voted for at that meeting.

If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, the Board of Directors or the stockholders shall have power to elect a successor to take office when the resignation is to become effective.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

2.4.                              ANNUAL AND REGULAR MEETINGS

Annual and regular meetings of the Board of Directors shall be held at any place within or without the State of Nevada, including in France or any other foreign country, which has been designated from time to time by resolution of the Board of Directors or by written consent of all members of the Board of Directors. In the absence of such designation, annual and regular meetings shall be held at the corporate headquarters of the corporation.  Members of the Board of Directors may participate in a meeting of the Board of Directors by means of telephone conference or similar method of communication by which all persons participating in the meeting can hear each other.  Regular meetings of the Board of Directors may be held without call or notice at such time and at such place as shall from time to time be fixed and determined by the Board of Directors.

2.5.                              FIRST MEETING

The first meeting of each newly elected Board of Directors shall be held immediately following the adjournment of the meeting of stockholders and at the place thereof.  No notice of such meeting shall be necessary to the directors in order legally to constitute the meeting, provided a quorum is present.  In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

2.6.                              SPECIAL MEETINGS

Special meetings of the Board of Directors maybe called by the Chairman or the President or by any two directors.  Written notice of the time and place of special meetings shall be delivered personally to each director, or sent to each director by mail, overnight delivery, telephone, facsimile, electronic mail or other form of electronic or written communication.  In case such notice is mailed, it shall be deposited in the United States mail at least seven (7) days prior to the time of the holding of the meeting.  In case such notice is sent by overnight delivery, it shall be so delivered at least forty-eight (48) hours prior to the time of the holding of the meeting.  In case such notice is hand-delivered, faxed or delivered by telephone, electronic mail or other form of electronic communication, it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting.

2.7.                              BUSINESS OF MEETINGS

The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though transacted at a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof.  All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

2.8.                              QUORUM; ADJOURNED MEETINGS

A majority of the authorized number of directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided.  Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number be required by law or by the Articles of Incorporation.  Any action of a majority, although not at a regularly called meeting, and the record thereof, if assented to in writing by all of the other members of the Board of Directors shall be as valid and effective in all respects as if passed by the Board of Directors in a regular meeting.

A quorum of the directors may adjourn any directors meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum, a majority of the directors present at any directors meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors.

Notice of the time and place of holding an adjourned meeting need not be given to the absent directors if the time and place were fixed at the meeting adjourned.

2.9.                              COMMITTEES

The Board of Directors may, by resolution adopted by a majority of the whole Board of Directors, designate one or more committees of the Board of Directors, each committee to consist of at least one or more of the directors of the corporation which, to the extent provided in the resolution, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the corporation and may have power to authorize the seal of the corporation to be affixed to all papers which may require it.  Such committee or committees shall have such name or names as may be determined from time to time by the Board of Directors.  The members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member.  At meetings of such committees, a majority of the members or alternate members shall constitute a quorum for the transaction of business, and the act of a majority of the members or alternate members at any meeting at which there is a quorum shall be the act of the committee.

The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors.

2.10.                        ACTION WITHOUT MEETING

Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if, before or after the action, all of the members of the Board of Directors or the committee consent thereto in writing or by electronic transmission.  The written consent may be signed in counterparts, including, without limitation, facsimile counterparts.  The writing or electronic transmission shall be filed with the minutes of the proceedings of the Board of Directors or committee.

2.11.                        SPECIAL COMPENSATION

The directors may be paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director.  No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

ARTICLE III

NOTICES

3.1.                              NOTICE OF STOCKHOLDER MEETINGS

Notices of stockholder meetings shall be in writing and signed by the President or a Vice President or the Secretary or an Assistant Secretary or by such other person as the directors shall designate.  Such notice shall state the purpose or purposes for which the meeting is called and the time and the place, which may be within or without the State of Nevada, where it is to be held.  A copy of such notice shall be either delivered personally to or shall be mailed, postage prepaid, to or given as permitted by statute to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before such meeting.  If mailed, it shall be directed to a stockholder at his address as it appears upon the records of the corporation and upon such mailing of any such notice, the service thereof shall be complete and the time of the notice shall begin to run from the date upon which such notice is deposited in the mail for transmission to such stockholder.  Personal delivery of any such notice to any officer of a corporation or association, or to any member of a partnership shall constitute delivery of such notice to such corporation, association or partnership.  In the event of the transfer of stock after delivery of such notice of and prior to the holding of the meeting it shall not be necessary to deliver or mail notice of the meeting to the transferee.

An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the corporation that the notice required by this Section 3.1 has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.  Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place.  When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted a the meeting as originally called.  If, however, the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

3.2.                              EFFECT OF IRREGULARLY CALLED MEETINGS

Transactions of any meeting of the stockholders are as valid as though had at a meeting duly held after regular call and notice if a quorum is represented, either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not represented in person or by proxy (and those who, although present, either object at the beginning of the meeting to the transaction of any business because the meeting has not been lawfully called or convened or expressly object at the meeting to the consideration of matters not included in the notice which are legally or by the terms of these Bylaws required to be included therein), signs a written waiver of notice and/or consent to the holding of the meeting or an approval of the minutes thereof.

3.3.                              WAIVER OF NOTICE

Waiver by a stockholder in writing of a notice required to be given to such stockholder shall constitute a waiver of notice of the meeting, whether executed and/or delivered before or after such meeting.  Attendance by a stockholder at a meeting shall constitute a waiver of notice of such meeting except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any waiver of notice.

Waiver by a director in writing of notice of a Board of Director’s meeting shall constitute a waiver of notice of the meeting, whether executed and/or delivered before or after such meeting.  Attendance by a director at a meeting shall constitute a waiver of notice of such meeting except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened.  Neither the business to be transacted at, nor the purposes of, any regular or special meeting of the directors or a committee of directors need be specified in any written waiver of notice.

ARTICLE IV
OFFICERS

4.1.                              ELECTION

The Board of Directors shall elect and appoint a Chief Executive Officer, a President, a Secretary and a Treasurer at its annual meeting or at such other time or times as the Board of Directors shall determine.  Said officers shall serve until the next succeeding annual meeting of the Board of Directors and until their respective successors are elected and appointed or until their earlier death, resignation or removal.  The Board of Directors may from time to time, by resolution, elect or appoint such other officers and agents as it may deem advisable, who shall hold office at the pleasure of the Board, and shall have such powers and duties and be paid such compensation as may be directed by the Board of Directors.  Any individual may hold two or more offices.  The election or appointment of an officer shall not of itself create contract rights.

4.2.                              CHAIRMAN OF THE BOARD

The Chairman of the Board shall preside at meetings of the stockholders and the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

4.3.                              VICE CHAIRMAN OF THE BOARD

The Vice Chairman shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties as the Board of Directors may from time to time prescribe.

4.4.                              CHIEF EXECUTIVE OFFICER

The Chief Executive Officer shall have general supervision over the business of the corporation, subject, however, to the control of the Board of Directors and of any duly authorized committee of the Board of Directors.  The Chief Executive Officer shall preside at all meetings of the stockholders and at all meetings of the Board of Directors at which the Chairman (if there be one) is not present.  The Chief Executive Officer may sign and execute in the name of the corporation deeds, mortgages, bonds, contracts and other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by resolution of the Board of Directors or by these bylaws to some other officer or agent of the corporation or shall be required by applicable law otherwise to be signed or executed and, in general, the Chief Executive Officer shall perform all duties incident to the office of the Chief Executive Officer of a corporation and such other duties as may from time to time be assigned to the Chief Executive Officer by resolution of the Board of Directors.

4.5.                              PRESIDENT

The President, subject to the supervision and control of the Board of Directors, any duly authorized committee thereof, and the Chief Executive Officer, shall in general actively supervise and control the business and affairs of the corporation and, in the Chief Executive Officer’s absence, at the request of the Board of Directors, the President shall perform all of the duties of the Chief Executive Officer and, in so performing, shall have all the powers of, and be subject to all restrictions upon, the Chief Executive Officer.  The President shall perform such other duties and have such other powers which are delegated and assigned to him or her by the Board of Directors, the Chief Executive Officer, these Bylaws or as may be provided by law.

4.6.                              VICE PRESIDENT

The Vice Presidents shall act under the direction of the President and in the absence or disability of the President shall perform the duties and exercise the powers of the President.  They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.  The Board of Directors may designate one or more Executive Vice Presidents or may otherwise specify the order of seniority of the Vice Presidents.  Unless otherwise specified, Executive Vice Presidents are senior to Vice Presidents.  The duties and powers of the President shall descend to the Vice Presidents in such specified order of seniority.  An Executive Vice President may sign and execute in the name of the corporation deeds, mortgages, bonds, contracts and other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by resolution of the Board of Directors or by these bylaws to some other officer or agent of the corporation or shall be required by applicable law otherwise to be signed or executed.

4.7.                              SECRETARY

The Secretary shall act under the direction of the President.  Subject to the direction of the President, the Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record the proceedings.  The Secretary shall perform like duties for the standing committees when required.  The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the President or the Board of Directors.

4.8.                              ASSISTANT SECRETARIES

The Assistant Secretaries shall act under the direction of the President.  In order of their seniority, unless otherwise determined by the President or the Board of Directors, they shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary.  They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

4.9.                              TREASURER

The Treasurer shall act under the direction of the President.  Subject to the direction of the President he shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.  The Treasurer shall disburse the funds of the corporation as may be ordered by the President or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transaction as Treasurer and of the financial condition of the corporation.

If required by the Board of Directors, the Treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

4.10.                        ASSISTANT TREASURERS

The Assistant Treasurers in the order of their seniority, unless otherwise determined by the President or the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer.  They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

4.11.                        COMPENSATION

The salaries and compensation of all officers of the corporation shall be fixed by the Board of Directors or by a Compensation Committee designated by the Board of Directors.

4.12.                        REMOVAL; RESIGNATION

The officers of the corporation shall hold office at the pleasure of the Board of Directors.  Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of

Directors with or without cause.  Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

ARTICLE V
CAPITAL STOCK

5.1.                              ISSUANCE

Shares of the corporation’s authorized stock shall, subject to any provisions or limitations of the laws of the State of Nevada, the Articles of Incorporation or any contracts or agreements to which the corporation may be a party, be issued in such manner, at such times, upon such conditions and for such consideration as shall be prescribed by the Board of Directors.

5.2.                              STOCK CERTIFICATES AND UNCERTIFICATED SHARES

(a)           Every holder of stock in the corporation shall be entitled to have a certificate signed by or in the name of the corporation by officers or agents designated by the Board of Directors for the purpose, certifying the number of shares of stock owned by him, her or it in the corporation; provided, however, that the Board of Directors may authorize the issuance of uncertificated shares of some or all of any or all classes or series of the corporation’s stock. Any such issuance of uncertificated shares shall have no effect on existing certificates for shares until such certificates are surrendered to the corporation, or on the respective rights and obligations of the stockholders.  Whenever such certificate is countersigned or otherwise authenticated by a transfer agent or a transfer clerk and by a registrar (other than the corporation), then a facsimile of the signatures of any corporate officers or agents, the transfer agent, transfer clerk or the registrar of the corporation may be printed or lithographed upon the certificate in lieu of the actual signatures. In the event that any officer or officers who have signed, or whose facsimile signatures have been used on any certificate or certificates for stock cease to be an officer or officers because of death, resignation or other reason, before the certificate or certificates for stock have been delivered by the corporation, the certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed the certificate or certificates, or whose facsimile signature or signatures have been used thereon, had not ceased to be an officer or officers of the corporation.  The Board of Directors may designate the corporation’s transfer agent as an agent of the corporation with authority to sign the certificate in the name of the corporation certifying the number of shares of stock owned by a holder of the corporation’s stock.

(b)           Within a reasonable time after the issuance or transfer of uncertificated shares, the corporation shall send to the registered owner thereof a written statement certifying the number of shares owned by him, her or it in the corporation and, to the extent required by law, at least annually thereafter, the corporation shall provide to such stockholders of record holding uncertificated shares, a written statement confirming the information contained in such written statement previously sent. Except as otherwise expressly provided by law, the rights and obligations of the stockholders shall be identical whether or not their shares of stock are represented by certificates.

(c)           Each certificate representing shares shall state the following upon the face thereof: the name of the state of the corporation’s organization; the name of the person to whom issued; the number and class of shares and the designation of the series, if any, which such certificate represents; the par value of each share, if any, represented by such certificate or a statement that the shares are without par value. Certificates of stock shall be in such form consistent with law as shall be prescribed by the Board of Directors.  No certificate shall be issued until the shares represented thereby are fully paid. In addition to the above, all certificates evidencing shares of the corporation’s stock or other securities issued by the corporation shall contain such legend or legends as may from time to time be required by the NRS and/or such other federal, state or local laws or regulations then in effect.

5.3.                              SURRENDERED; LOST OR DESTROYED CERTIFICATES

All certificates surrendered to the corporation, except those representing shares of treasury stock, shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been canceled, except that in case of a lost, stolen, destroyed or mutilated certificate, a new one may be issued therefor.  However, any stockholder applying for the issuance of a stock certificate in lieu of one alleged to have been lost, stolen, destroyed or mutilated shall, prior to the issuance of a replacement, provide the corporation with his, her or its affidavit of the facts surrounding the loss, theft, destruction or mutilation and, if required by the Board of Directors, an indemnity bond in an amount satisfactory to the Board of Directors or an authorized officer which amount may be in excess of the current market value of the stock, and upon such terms as the treasurer, other officer who is so  authorized, or the Board of Directors shall require which shall indemnify the corporation against any loss, damage, cost or inconvenience arising as a consequence of the issuance of a replacement certificate.

5.4.                              REPLACEMENT CERTIFICATE

When the Articles of Incorporation are amended in any way affecting the statements contained in the certificates for outstanding shares of capital stock of the corporation or it becomes desirable for any reason, in the discretion of the Board of Directors, including, without limitation, the merger of the corporation with another corporation or the conversion or reorganization of the corporation, to cancel any outstanding certificate for shares and issue a new certificate therefor conforming to the rights of the holder, the Board of Directors may order any holders of outstanding certificates for shares to surrender and exchange the same for new certificates within a reasonable time to be fixed by the Board of Directors. The order may provide that a holder of any certificate(s) ordered to be surrendered shall not be entitled to vote, receive distributions or exercise any other rights of stockholders of record until the holder has complied with the order, but the order operates to suspend such rights only after notice and until compliance.

5.5.                              TRANSFER OF SHARES

No transfer of stock shall be valid as against the corporation except on surrender and cancellation of the certificates therefor, if any, accompanied by an assignment or transfer by the registered owner made either in person or under assignment. Whenever any transfer shall be expressly made for collateral security and not absolutely, the collateral nature of the transfer shall be reflected in the entry of transfer in the records of the corporation.  Subject to the provisions hereof, the corporation shall register the transfer of a certificate evidencing shares of its capital stock presented to it for transfer if:

(a)           Endorsement.  Upon surrender of the certificate to the corporation (or its transfer agent, as the case may be) for transfer, the certificate (or an appended stock power) is properly endorsed by the registered owner, or by his duly authorized legal representative or attorney-in-fact, with proper written evidence of the authority and appointment of such representative, if any, accompanying the certificate;

(b)           Guaranty and Effectiveness of Signature.  The signature of such registered owner or his legal representative or attorney-in-fact, as the case may be, has been guaranteed by a national banking association or member of the New York Stock Exchange, and reasonable assurance in a form satisfactory to the corporation is given that such endorsements are genuine and effective;

(c)           Adverse Claims.  The corporation has no notice of an adverse claim or has otherwise discharged any duty to inquire into such a claim;

(d)           Collection of Taxes.  Any applicable law (local, state or federal) relating to the collection of taxes relative to the transaction has been complied with; and

(e)           Additional Requirements Satisfied.  Such additional conditions and documentation as the corporation (or its transfer agent, as the case may be) shall reasonably require, including without limitation thereto, the delivery with the surrender of such stock certificate or certificates of proper evidence of succession, assignment or other authority to obtain transfer thereof, as the circumstances may require, and such legal opinions with reference to the requested transfer as shall be required by the corporation (or its transfer agent) pursuant to the provisions of these Bylaws and applicable law, shall have been satisfied.

5.6.                              TRANSFER AGENT; REGISTRARS

The Board of Directors may appoint one or more transfer agents, transfer clerks and registrars of transfer and may require all certificates for shares of stock to bear the signature of such transfer agents, transfer clerks and/or registrars of transfer.

5.7.                              MISCELLANEOUS

The Board of Directors shall have the power and authority to make such rules and regulations not inconsistent herewith as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of the corporation’s stock..

5.8.                              RECORD DATE

The Board of Directors may fix in advance a date not exceeding sixty (60) days nor less than ten (10) days preceding the date of any meeting of stockholders, or the date for the payment of any distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, and any adjournment thereof, or entitled to receive payment of any such distribution, or to give such consent, and in such case, such stockholders, and only such stockholders as shall be stockholders of record on the date so fixed, shall be entitled to notice of and to vote at such meeting, or any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

If a record date is not fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders is the close of business on the day before the day on which the first notice is given or, if notice is waived, at the close of business on the day before the meeting is held.  The record date for determining stockholders for all other purposes, if the record date is not fixed, shall be the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

When a determination of stockholders of record entitled to notice or vote at any meeting of stockholders has been made as provided in this Section 5.8, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date for the adjourned meeting.

5.9.                              REGISTERED OWNER

The corporation shall be entitled to recognize the person registered on its books as the owner of shares to be the exclusive owner for all purposes including voting and distribution, and the corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

ARTICLE VI
GENERAL PROVISIONS

6.1.                              REGISTERED OFFICE

The registered office of this corporation shall be in the State of Nevada.

The corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the corporation may require.

6.2.                              DISTRIBUTION

Distribution upon the capital stock of the corporation, subject to the provisions of the Articles of Incorporation and in accordance with Nevada law, if any, may be declared by the Board of Directors at any regular or special meeting pursuant to law.  Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

6.3.                              RESERVES

Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends or for repairing or maintaining any property of the corporation or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

6.4.                              CHECKS; NOTE

All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

6.5.                              FISCAL YEAR

The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

6.6.                              CORPORATE SEAL

The corporation will have a corporate seal, as may from time to time be determined by resolution of the Board of Directors.  If a corporate seal is adopted, it shall have inscribed thereon the name of the corporation and the words “Corporate Seal” and “Nevada.”  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE VII
INDEMNIFICATION

7.1.                              INDEMNIFICATION OF OFFICERS AND DIRECTORS, EMPLOYEES AND OTHER PERSONS

Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the general corporation law of the State of Nevada against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith.  The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.  Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person.  Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generally of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

7.2.                              INSURANCE

The Board of Directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

7.3.                              FURTHER BYLAWS

The Board of Directors may from time to time adopt further Bylaws with respect to indemnification and may amend these and such Bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Nevada.

ARTICLE VIII
AMENDMENTS

8.1.                              AMENDMENTS BY STOCKHOLDERS

The Bylaws may be amended by a majority vote of all the stock issued and outstanding and entitled to vote for the election of directors of the stockholders, provided notice of intention to amend shall have been contained in the notice of the meeting.

8.2.                              AMENDMENTS BY BOARD OF DIRECTORS

The Board of Directors by a majority vote of the whole Board at any meeting may amend these Bylaws, including Bylaws adopted by the stockholders, but the stockholders may from time to time specify particular provisions of the Bylaws which shall not be amended by the Board of Directors.

ARTICLE IX
ELECTION NO TO BE GOVERNED BY NRS 78.378 TO 78.3793, INCLUSIVE

The corporation hereby elects not to be governed by, and to otherwise opt out of, the provisions of NRS 78.378 to 78.3793, inclusive, relating to the acquisition of controlling interest.

CERTIFICATE OF SECRETARY

I hereby certify that I am the Secretary of Gaming Partners International Corporation, a Nevada corporation, and that the foregoing Amended and Restated Bylaws, consisting of 17 pages, constitute the code of bylaws of Gaming Partners International Corporation as duly adopted by the Board of Directors as of December 27, 2007.

IN WITNESS WHEREOF, I have hereunto subscribed my name this 27th day of December 2007.

/s/ Gay A. Nordfelt
Gay A. Nordfelt, Secretary